UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 31, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 31, 2018, NextEra Energy Capital Holdings, Inc. (NEECH), a wholly owned subsidiary of NextEra Energy, Inc. (NEE), borrowed $1.125 billion under each of four separate bi-lateral term loan agreements (collectively, the loan agreements) for a total of $4.5 billion, the proceeds of which were used to finance a portion of the purchase price payable by NEE for the acquisition of Gulf Power Company (Gulf Power). Amounts outstanding under the loan agreements mature on June 25, 2019. Interest will be based on the Eurodollar Rate plus a specified margin that is subject to adjustment depending upon the length of time the loans are outstanding, with interest payable at the end of each interest period, which are expected to range from one to six months, as selected by NEECH. Each of the loan agreements contains default and related acceleration provisions relating to, among other things, the failure to make required payments or to observe other covenants in the loan agreement, including financial covenants relating to the ratio of NEE’s and its consolidated subsidiaries’ funded debt to total capitalization, and certain bankruptcy-related events. NEE guarantees the payment of debt obligations under the loan agreements pursuant to a 1998 guarantee agreement.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On January 1, 2019, a wholly owned subsidiary of NEE completed the previously announced acquisition of all of the outstanding common shares of Gulf Power under a stock purchase agreement with The Southern Company dated as of May 20, 2018, as amended, for approximately $5.75 billion ($4.35 billion in cash plus the assumption of approximately $1.4 billion of Gulf Power debt), subject to certain adjustments. The cash purchase price was funded through the issuance of debt as discussed in Item 2.03. Gulf Power serves approximately 460,000 customers in eight counties throughout northwest Florida and has roughly 9,500 miles of power lines and 2,300 MW of electric generating capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 2, 2019

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.

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